EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Equifax Inc. and subsidiaries and in the related Prospectuses of our report dated February 27, 2007 (except for paragraphs 6 and 30 of Note 1, paragraph 2 of Note 4, Note 14, and paragraph 1 of Note 15 as to which the date is May 3, 2007), with respect to the consolidated financial statements and schedule of Equifax Inc. and subsidiaries, and our report dated February 27, 2007 with respect to Equifax Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Equifax Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

1.               Registration Statement on Form S-8 pertaining to the Equifax Inc. Omnibus Stock Incentive Plan (File No. 33-34640);

2.               Registration Statement on Form S-8 pertaining to the Equifax Inc. Employee Stock Incentive Plan (File No. 33-58734);

3.               Registration Statement on Form S-8 pertaining to the Equifax Inc. 1995 Employees Stock Incentive Plan (File No. 33-58627);

4.               Registration Statement on Form S-8 pertaining to the Equifax Inc. Omnibus Stock Incentive Plan and Equifax Inc. Employee Stock Incentive Plan to be funded in part through the Equifax Inc. Employee Stock Benefits Trust (File No. 33-86978);

5.               Registration Statement on Form S-8 pertaining to the Equifax Inc. Omnibus Stock Incentive Plan and Equifax Inc. Employee Stock Incentive Plan to be funded in part through the Equifax Inc. Employee Stock Benefits Trust (File No. 33-71200);

6.               Registration Statement on Form S-8 pertaining to the Equifax Inc. Global Stock Sale Program to be funded through the Equifax Inc. Employee Stock Benefits Trust (File No. 333-52203);

7.               Registration Statement on Form S-8 pertaining to the Equifax Inc. Employee Special Recognition Bonus Award Plan to be funded through the Equifax Inc. Employee Stock Benefits Trust (File No. 333-52201);

8.               Registration Statement on Form S-8 pertaining to the Equifax Inc. Non-Employee Director Stock Option Plan (File No. 333-68421);

9.               Registration Statement on Form S-8 pertaining to the Equifax Inc. 1995 Employee Stock Incentive Plan (File No. 333-68477);

10.         Registration Statement on Form S-8 pertaining to the Equifax Inc. 2000 Stock Incentive Plan (File No. 333-48702);

11.         Registration Statement on Form S-8 pertaining to the Equifax Inc. 401(k) Plan (File No. 333-97875);

12.         Registration Statement on Form S-3 pertaining to the acquisition of Commercial Data Center (File No. 333-54764);

13.         Registration Statement on Form S-4 pertaining to the 4.95% Notes Due 2007 with an aggregate principal amount of $250,000,000 (File No. 333-101701);

14.         Registration Statement on Form S-8 pertaining to the Equifax Director and Executive Stock Deferral Plan (File No. 333-110411);

15.         Registration Statement on Form S-8 pertaining to the Equifax Inc. Non-Employee Director Stock Option Plan (File No. 333-116185);

16.         Registration Statement on Form S-8 pertaining to the Equifax Inc. 2001 Nonqualified Stock Incentive Plan (File No. 333-116186);

17.         Registration Statement on Form S-3 pertaining to the registration of an offering by selling security holders of 443,337 shares of Equifax common stock (File No. 333-129123);

18.         Registration Statement on Form S-8 pertaining to the Equifax Inc. Director Deferred Compensation Plan (File No. 333-140360); and

19.         Registration Statement on Form S-4 pertaining to the registration of  22,283,779 shares of Equifax common stock pertaining to the acquisition of TALX Corporation (File No. 333-141389).

/s/ Ernst & Young LLP
Atlanta, Georgia
May 3, 2007